UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33334 Commission File Number	86-0876964 (I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Tucker S. Bridwell resigned from the board of directors of Petrohawk Energy Corporation (the “Company”) effective December 9, 2010. There were no disagreements between the Company and Mr. Bridwell at the time of, or that led to, his resignation. The board of directors currently consists of nine members, all of whom (other than Floyd C. Wilson, the Company’s Chairman and Chief Executive Officer) have previously been found to be an “independent director” under the Company’s corporate governance guidelines and the rules of the NYSE applicable to listed companies. Mr. Bridwell served as a member of the compensation committee of the board of directors of the Company, which currently includes Robert C. Stone, Jr., Christopher A. Viggiano, and Gary A. Merriman (Chairman). No replacement for Mr. Bridwell has been appointed at this time. A copy of Mr. Bridwell’s resignation letter is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is filed as part of this report on Form 8-K:

Exhibit No.	Description

99.1	Resignation Letter of Tucker S. Bridwell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: December 13, 2010	By:	/s/ C. Byron Charboneu
C. Byron Charboneu
Vice President, Chief Accounting Officer and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Resignation Letter of Tucker S. Bridwell